Exhibit 19.3


  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report



 Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               5

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,799,999,995.78              162,770

  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $572,600,000.00         3.461%                      May 15, 2002
   Class A-2 Notes                                                  842,000,000.00         3.710%                September 15, 2003
   Class A-3 Notes                                                  970,000,000.00         4.310%                     June 15, 2005
   Class A-4 Notes                                                  191,710,000.00         4.720%                 December 15, 2005
   Class B Notes                                                     81,419,000.00         5.010%                    March 15, 2006
   Class C Certificates                                              54,240,000.00         5.410%                      May 15, 2006
   Class D Certificates                                              54,240,000.00         7.000%                  January 15, 2008
                                                                     -------------
      Total                                                      $2,766,209,000.00


  II. COLLECTIONS
  ---------------

  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $12,079,179.69               $15,533.05          $12,094,712.74
  Repurchased Loan Proceeds Related to Interest                          33,723.80                     0.00               33,723.80
                                                                         ---------                     ----               ---------
      Total                                                         $12,112,903.49               $15,533.05          $12,128,436.54

  Servicer Advances:
  Principal Advances                                                         $0.00               $36,582.57              $36,582.57
  Interest Advances                                                   4,045,776.56                 2,418.80            4,048,195.36
                                                                      ------------                 --------            ------------
      Total                                                          $4,045,776.56               $39,001.37           $4,084,777.93

  Principal:
  Principal Collections                                             $57,485,505.35              $398,800.42          $57,884,305.77
  Prepayments in Full                                                27,131,149.50                76,745.77           27,207,895.27
  Prepayments in Full Due to Administrative Repurchases                       0.00                   185.63                  185.63
  Repurchased Loan Proceeds Related to Principal                      2,502,668.01                     0.00            2,502,668.01
  Payahead Draws                                                              0.00                31,182.67               31,182.67
                                                                              ----                ---------               ---------
      Total                                                         $87,119,322.86              $506,914.49          $87,626,237.35

  Liquidation Proceeds                                                                                                $1,004,663.03
  Recoveries from Prior Month Charge-Offs                                                                                 12,414.95
                                                                                                                          ---------
      Total Principal Collections                                                                                    $88,643,315.33

  Principal Losses for Collection Period                                                                              $2,504,080.50
  Total Regular Principal Reduction                                                                                  $90,166,900.42

  Total Collections                                                                                                 $104,856,529.80


  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------

  Total Collections                                                                                                 $104,856,529.80
  Reserve Account Release                                                                                                      0.00
  Clean-up Call                                                                                                                0.00
  Reserve Account Draw                                                                                                         0.00
                                                                                                                               ----
      Total                                                                                                         $104,856,529.80



                                                          Page 1



  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               5

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,011,056.68        $2,011,056.68                $0.00
   Amount per $1,000 of Original Balance               0.73                 0.73                 0.00


                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                      $444,584.50          $444,584.50               $0.00                $0.00               $0.00
   Class A2 Notes                     2,603,183.33         2,603,183.33                0.00                 0.00                0.00
   Class A3 Notes                     3,483,916.67         3,483,916.67                0.00                 0.00                0.00
   Class A4 Notes                       754,059.33           754,059.33                0.00                 0.00                0.00
   Class B Notes                        339,924.33           339,924.33                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $7,625,668.16        $7,625,668.16               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class C Certificates                $244,532.00          $244,532.00               $0.00                $0.00               $0.00
   Class D Certificates                 316,400.00           316,400.00                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                            $560,932.00          $560,932.00               $0.00                $0.00               $0.00


  Total Note and Cert. Interest:     $8,186,600.16        $8,186,600.16               $0.00                $0.00               $0.00

  Total Available for Principal Distribution      $94,658,872.96

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Regular Principal Distribution Amount    159,462,006.23
                                            --------------
      Principal Distribution Amount        $159,462,006.23

  Noteholder Principal Distributions:
   Class A1 Notes                                        $94,658,872.96
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $94,658,872.96


  Certificateholder Principal Distributions:
   Class C Certificates                                           $0.00
   Class D Certificates                                            0.00
                                                                   ----
      Total Certificate Principal Paid                            $0.00

  Total Note and Certificate Principal Paid:             $94,658,872.96

  Collections Released to Servicer                                $0.00

  Total Available for Distribution         $104,856,529.80
  Total Distribution (incl. Servicing Fee) $104,856,529.80

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               5

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                              $165.31                   $0.78                  $166.09
  Class A2 Notes                                                 0.00                    3.09                     3.09
  Class A3 Notes                                                 0.00                    3.59                     3.59
  Class A4 Notes                                                 0.00                    3.93                     3.93
  Class B Notes                                                  0.00                    4.18                     4.18
                                                                 ----                    ----                     ----
      Total Notes                                              $35.62                   $2.87                   $38.49


  Class C Certificates                                          $0.00                   $4.51                    $4.51
  Class D Certificates                                           0.00                    5.83                     5.83
                                                                 ----                    ----                     ----
      Total Certificates                                        $0.00                   $5.17                    $5.17

  Total Notes and Certificates:                                $34.22                   $2.96                   $37.18

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,244,591,006.23       0.8445522                $2,149,932,133.27       0.8089358
  Class A1 Notes                              159,462,006.23       0.2784876                    64,803,133.27       0.1131735
  Class A2 Notes                              842,000,000.00       1.0000000                   842,000,000.00       1.0000000
  Class A3 Notes                              970,000,000.00       1.0000000                   970,000,000.00       1.0000000
  Class A4 Notes                              191,710,000.00       1.0000000                   191,710,000.00       1.0000000
  Class B Notes                                81,419,000.00       1.0000000                    81,419,000.00       1.0000000
  Class C Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
  Class D Certificates                         54,240,000.00       1.0000000                    54,240,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,353,071,006.23       0.8506483                $2,258,412,133.27       0.8164286



  Portfolio Information
  Weighted Average Coupon (WAC)                         8.02%                                           8.05%
  Weighted Average Remaining Maturity (WAM)             44.19                                           43.46
  Remaining Number of Receivables                     183,285                                         179,632
  Portfolio Receivable Balance              $2,413,268,021.34                               $2,323,099,419.27

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $9,230,994.21
  Specified Credit Enhancement Amount                                                                        $23,230,994.19
  Yield Supplement Overcollateralization Amount                                                              $67,931,801.28
  Target Level of Overcollateralization                                                                      $77,162,795.49

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $13,999,999.98
  Specified Reserve Account Balance                                                                           13,999,999.98
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             13,999,999.98
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $13,999,999.98
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               5

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,004,663.03
  Recoveries from Prior Month Charge-Offs                                                                                $12,414.95
  Total Losses for Collection Period                                                                                  $2,655,146.86
  Charge-off Rate for Collection Period (annualized)                                                                          0.81%
  Cumulative Net Losses for all Periods                                                                               $3,637,724.33


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,837                $38,497,783.23
  61-90 Days Delinquent                                                                           425                 $6,051,749.25
  91-120 Days Delinquent                                                                          123                 $1,765,329.33
  Over 120 Days Delinquent                                                                         61                   $926,771.40

  Repossesion Inventory                                                                           256                 $3,915,520.00


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.3229%
  Preceding Collection Period                                                                                               0.5262%
  Current Collection Period                                                                                                 0.8300%
  Three Month Average                                                                                                       0.5597%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.2045%
  Preceding Collection Period                                                                                               0.2428%
  Current Collection Period                                                                                                 0.3390%
  Three Month Average                                                                                                       0.2621%

  Ford Credit Auto Owner Trust 2001-D
  Monthly Servicing Report


  Collection Period                                                                                                  December, 2001
  Distribution Date                                                                                                         1/15/02
  Transaction Month                                                                                                               5

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $5,606,272.37                   $159,633.78
  New Advances                                                                           4,023,129.17                     38,955.54
  Servicer Advance Recoveries                                                            2,275,406.91                     33,696.62
                                                                                         ------------                     ---------
  Ending Servicer Advances                                                              $7,353,994.63                   $164,892.70

  Current Month Interest Advances for Prepaid Loans                                        $22,647.39                        $45.83

  Payahead Account
  Beginning Payahead Account Balance                                                                                    $104,015.07
  Additional Payaheads                                                                                                    94,194.85
  Payahead Draws                                                                                                         109,349.14
                                                                                                                         ----------
  Ending Payahead Account Balance                                                                                        $88,860.78





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